Exhibit 99.1

Media	Investors
Stephen Hagey	Christopher Oltmann
(805) 530-5817	(818) 264-4907

PennyMac Financial Services, Inc. Reports

Fourth Quarter and Full-Year 2016 Results

Westlake Village, CA, February 2, 2017 – PennyMac Financial Services, Inc. (NYSE: PFSI) today reported net income of $113.8 million for the fourth quarter of 2016, on revenue of $289.3 million.  Net income attributable to PFSI common stockholders was $22.7 million, or $1.00 per diluted share.  Book value per share increased to $15.49, up from $14.41 at September 30, 2016.

Fourth Quarter 2016 Highlights

•

Pretax income of $129.4 million was down 7 percent from record results in the prior quarter, driven by continued strength in the Production segment and improved earnings contribution from the Servicing segment

•	Production segment pretax income of $93.4 million, down 38 percent from the prior quarter’s record results, driven by lower interest rate lock commitments (IRLCs) and margins

o	Total loan production activity of $22.1 billion in unpaid principal balance (UPB), up 7 percent from the prior quarter

o

Record production volumes for both correspondent and consumer direct channels; $20.0 billion in UPB of correspondent production and $2.0 billion in UPB of consumer direct originations, up 6 percent and 22 percent, respectively, from the prior quarter

o	IRLCs on correspondent government and consumer direct loans totaled $14.7 billion, down 10 percent from the prior quarter’s record levels

•	Servicing segment pretax income of $35.1 million, compared with a pretax loss of $10.7 million in the prior quarter

o	Results included a non-cash valuation gain in mortgage servicing rights (MSRs) of $151.6 million; losses from hedges and excess servicing spread (ESS) liability totaled $133.4 million

o	Servicing segment pretax income excluding valuation-related changes was $24.6 million, up 150 percent from the prior quarter[1]

o	Servicing portfolio reached $194.2 billion in UPB, up 7 percent from September 30, 2016

1 Excludes changes in the fair value of MSRs, the ESS liability, and gains/(losses) on hedging derivatives which were $151.6 million, $(17.1) million, and $(116.3) million, respectively, and provision for credit losses on active loans of $(7.8) million, in the fourth quarter.

•	Investment Management segment pretax income of $0.4 million compared with pretax income of $0.2 million in the prior quarter

o	Net assets under management were approximately $1.5 billion, essentially flat compared with September 30, 2016

Full-Year 2016 Highlights

•	Pretax income of $383.1 million, up 37 percent from the prior year and the highest level on record for PennyMac Financial

•	Total net revenue of $931.9 million, up 31 percent from the prior year

•

Loan production totaled $69.7 billion in UPB, an increase of 44 percent from the prior year, which included $6.4 billion in UPB of consumer direct production, an increase of 57 percent from the prior year

•	Servicing portfolio reached $194.2 billion in UPB, up 21 percent from December 31, 2015, driven by organic additions from loan production

“PennyMac Financial closed out a record year with outstanding earnings in the fourth quarter, driven by continued strength in our Production segment and improved contribution from our Servicing segment,” said Executive Chairman Stanford L. Kurland.  “We were able to capitalize on the opportunities available during the year provided by a vibrant origination market with considerable refinance activity.  We also made great strides in further building out the company’s leading mortgage origination and servicing platforms.”

The following table presents the contribution of PennyMac Financial’s Production, Servicing and Investment Management segments to pretax income:

	Quarter ended December 31, 2016
	Mortgage Banking			Investment
	Production	Servicing	Total	Management	Total
	(in thousands)
Revenue
Net gains on mortgage loans held for sale at fair value	$103,413	$24,519	$127,932	$–	$127,932
Loan origination fees	39,572	–	39,572	–	39,572
Fulfillment fees from PMT	27,164	–	–	–	27,164
Net servicing fees	–	95,528	–	–	95,528
Management fees	–	–	–	5,583	5,583
Carried Interest from Investment Funds	–	–	–	36	36
Net interest income (expense):
Interest income	16,026	8,309	24,335	–	24,335
Interest expense	11,638	20,586	32,224	13	32,237
	4,388	(12,277)	(7,889)	(13)	(7,902)
Other	508	198	706	115	821
Total net revenue	175,045	107,968	283,013	5,721	288,734
Expenses	81,675	72,897	154,572	5,305	159,877
Income before provision for income taxes and non-segment activities	93,370	35,071	128,441	416	128,857
Non-segment activities(1)					551
Pre-tax income	$93,370	$35,071	$128,441	$416	$129,408

(1)	Represents repricing Payable to exchanged Private National Mortgage Acceptance Company, LLC unitholders under tax receivable agreement

Production Segment

Production includes the correspondent acquisition of newly originated government-insured mortgage loans for PennyMac Financial’s own account, fulfillment services on behalf of PennyMac Mortgage Investment Trust (NYSE: PMT) and consumer direct lending.

PennyMac Financial’s loan production activity totaled $22.1 billion in UPB, of which $14.6 billion in UPB was for its own account, and $7.5 billion was fee-based fulfillment activity for PMT.  IRLCs on correspondent government and consumer direct loans totaled $14.7 billion in UPB.

Production segment pretax income was $93.4 million, a decrease of 38 percent from the third quarter.  Production revenue totaled $175.0 million, a decrease of 25 percent from the third quarter, primarily resulting from a 38 percent quarter-over-quarter decrease in net gains on mortgage loans held for sale, reflecting lower lock volumes and margins in both production channels compared to recent high levels in the third quarter.  Third quarter results also included a $6.6 million benefit in provision for representations and warranties due to a change in estimate.

The components of net gains on mortgage loans held for sale are detailed in the following table:

	Quarter ended
	December 31,	September 30,	December 31,
	2016	2016	2015
	(in thousands)
Receipt of MSRs in loan sale transactions	$190,735	$143,960	$112,196
Mortgage servicing rights recapture payable to PennyMac Mortgage Investment Trust	(2,535)	(1,690)	(1,993)
Provision for representations and warranties, net	(845)	5,796	(1,978)
Cash investment (1)	29,038	26,855	(7,885)
Fair value changes of pipeline, inventory and hedges	(88,461)	7,200	(21,604)
Net gains on mortgage loans held for sale	$127,932	$182,121	$78,736

Net gains on mortgage loans held for sale by segment:
Production	$103,413	$166,506	$65,893
Servicing	$24,519	$15,615	$12,843

(1)	Net of cash hedge expense

PennyMac Financial performs fulfillment services for conventional conforming and jumbo loans acquired by PMT in its correspondent production business.  These services include, but are not limited to: marketing; relationship management; the approval of correspondent sellers and the ongoing monitoring of their performance; reviewing loan data, documentation and appraisals to assess loan quality and risk; pricing; hedging and activities related to the subsequent sale and securitization of loans in the secondary mortgage markets for PMT.  Fees earned from fulfillment of correspondent loans on behalf of PMT totaled $27.2 million in the fourth quarter, down slightly from $27.3 million in the third quarter.  Fulfillment fee revenue was driven by continued strong acquisition volumes by PMT.  The average fulfillment fee rate during the fourth quarter was 36 basis points, down from 38 basis points in the third quarter.

Production segment expenses were $81.7 million, a 1 percent decrease from the third quarter.

Servicing Segment

Servicing includes income from owned MSRs, in addition to subservicing and special servicing activities.  Servicing segment pretax income was $35.1 million in the fourth quarter compared to a pretax loss of $10.7 million in the third quarter.  Servicing segment revenues in the fourth quarter totaled $108.0 million, a 103 percent increase from the third quarter, primarily due to an increase in net loan servicing fees.

Net loan servicing fees totaled $95.5 million for the fourth quarter and included $127.5 million in servicing fees reduced by $50.2 million of amortization and realization of MSR cash flows.  Amortization and realization of MSR cash flows decreased from elevated levels in the prior quarter, driven by lower expected prepayment activity partially offset by a larger MSR asset.  Net loan servicing fees also included $151.6 million in MSR fair value gains and recovery of impairment for MSRs carried at lower of amortized cost or fair value, primarily reflecting the sharp rise in mortgage rates during the fourth quarter and expectations for lower prepayment activity in the future.  In addition, net loan servicing fees included $116.3 million in hedging losses and $17.1 million in losses due to the change in fair value of the ESS liability.  Net loan servicing fees also included $1.3 million in servicing activity fees related to a bulk sale of loans by PMT.

The following table presents a breakdown of net loan servicing fees:

	Quarter ended
	December 31,	September 30,	December 31,
	2016	2016	2015
	(in thousands)
Servicing fees(1)	$127,483	$122,587	$112,689
Effect of MSRs:
Amortization and realization of cash flows(2)	(50,204)	(56,637)	(44,505)
Change in fair value and provision for/recovery of impairment of MSRs carried at lower of amortized cost or fair value	151,599	(43,219)	42,615
Change in fair value of excess servicing spread financing	(17,061)	4,107	(6,864)
Hedging (losses) gains	(116,289)	19,026	(26,976)
Total amortization, impairment and change in fair value of MSRs	(31,955)	(76,723)	(35,730)
Net loan servicing fees	$95,528	$45,864	$76,959

(1)	Includes contractually-specified servicing fees
(2)	Includes realization of cash flows from the Mortgage Servicing Liability which was previously included in fair value changes. Prior periods have been adjusted accordingly.

Servicing segment revenue also included $24.5 million in net gains on mortgage loans held for sale in the fourth quarter resulting from the securitization of reperforming government-insured and guaranteed loans, versus $15.6 million in the third quarter.  These loans were previously purchased out of Ginnie Mae securitizations and brought back to performing status through PennyMac Financial’s successful servicing efforts, primarily with the use of loan modifications.

Servicing segment expenses totaled $72.9 million, a 14 percent increase from the third quarter, primarily resulting from increased provisions for losses on delinquent and defaulted government loans and EBO transaction-related expense.  Such loss provisions are contemplated in valuation of the MSR asset prior to being recorded as a loss provision.

The total servicing portfolio reached $194.2 billion in UPB at December 31, 2016, an increase of 7 percent from the prior quarter end.  Of the total servicing portfolio, prime servicing was $191.7 billion in UPB and special servicing was $2.6 billion in UPB.  PennyMac Financial subservices and conducts special servicing for $60.9 billion in UPB, an increase of 9 percent from September 30, 2016, due to new correspondent conventional loan acquisitions by PMT.  PennyMac Financial’s owned MSR portfolio grew to $129.2 billion in UPB, an increase of 6 percent over the prior quarter end, primarily resulting from the acquisition of government-insured mortgage loans in its correspondent channel and production activities in its consumer direct channel.

The table below details PennyMac Financial’s servicing portfolio UPB:

	December 31,	September 30,	December 31,
	2016	2016	2015
	(in thousands)
Loans serviced at period end:
Prime servicing:
Owned
Mortgage servicing rights
Originated	$89,516,155	$78,732,061	$59,880,349
Acquisitions	39,660,951	42,580,927	50,722,355
	129,177,106	121,312,988	110,602,704
Mortgage servicing liabilities	2,097,234	1,717,859	806,897
Mortgage loans held for sale	2,101,283	2,945,465	1,052,485
	133,375,623	125,976,312	112,462,086
Subserviced for Advised Entities	58,305,410	53,247,024	43,963,378
Total prime servicing	191,681,033	179,223,336	156,425,464
Special servicing:
Subserviced for Advised Entities	2,558,969	2,853,307	3,847,254
Total loans serviced	$194,240,002	$182,076,643	$160,272,718

Mortgage loans serviced:
Owned
Mortgage servicing rights	$129,177,106	$121,312,988	$110,602,704
Mortgage servicing liabilities	2,074,896	1,717,859	806,897
Mortgage loans held for sale	2,101,283	2,945,465	1,052,485
	133,353,285	125,976,312	112,462,086
Subserviced	60,886,717	56,100,331	47,810,632
Total mortgage loans serviced	$194,240,002	$182,076,643	$160,272,718

Investment Management Segment

PennyMac Financial manages PMT and two private Investment Funds for which it earns base management fees and may earn incentive compensation.  Net assets under management were approximately $1.5 billion as of December 31, 2016, essentially flat compared with September 30, 2016.

Pretax income for the Investment Management segment was $0.4 million compared with pretax income of $0.2 million in the third quarter.  Management fees, which include base management fees from PMT and the private Investment Funds, as well as any earned incentive fees from PMT, increased 1 percent from the prior quarter.  Other revenue increased $113,000 quarter-over-quarter, driven by an increase in the value of PMT shares held by PennyMac Financial.

The following table presents a breakdown of management fees and carried interest:

	Quarter ended
	December 31,	September 30,	December 31,
	2016	2016	2015
	(in thousands)
Management fees:
PennyMac Mortgage Investment Trust
Base	$5,081	$5,025	$5,670
Performance incentive	–	–	–
	5,081	5,025	5,670
Investment Funds	502	496	659
Total management fees	5,583	5,521	6,329
Carried Interest	36	107	(270)
Total management fees and Carried Interest	$5,619	$5,628	$6,059

Net assets of Advised Entities:
PennyMac Mortgage Investment Trust	$1,351,114	$1,354,918	$1,496,112
Investment Funds	197,550	201,802	231,744
	$1,548,664	$1,556,720	$1,727,856

Investment Management segment expenses totaled $5.3 million, a 2 percent decrease from the third quarter.

Consolidated Expenses

Total expenses for the fourth quarter were $159.9 million, a 5 percent increase from the third quarter.  The increase in total expenses was primarily due to an increase in servicing expenses related to increased provisions for losses on delinquent and defaulted government loans and an increase in technology expense due to higher software fees.  Higher expenses were partially offset by a decrease in compensation expense driven by lower employee incentive compensation.

Mr. Kurland concluded, “We are entering a more normalized mortgage market environment with the interest rate increases that began in the fourth quarter.  While we expect a strong purchase origination market with increased volume over the 2016 levels, a reduction in refinance activity should result in a decrease in the overall mortgage origination market.  PennyMac Financial has demonstrated the ability to react to market volatility in the past and operate successfully across different market environments.  With the changes in the market, we are making adjustments required to maximize profitability in the current environment.”

Management’s slide presentation will be available in the Investor Relations section of the Company’s website at www.ir.pennymacfinancial.com beginning at 1:30 p.m. (Pacific Standard Time) on Thursday, February 2, 2017.

About PennyMac Financial Services, Inc.

PennyMac Financial Services, Inc. is a specialty financial services firm with a comprehensive mortgage platform and integrated business focused on the production and servicing of U.S. mortgage loans and the management of investments related to the U.S. mortgage market.  PennyMac Financial Services, Inc. trades on the New York Stock Exchange under the symbol “PFSI.”  Additional information about PennyMac Financial Services, Inc. is available at www.ir.pennymacfinancial.com.

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, regarding management’s beliefs, estimates, projections and assumptions with respect to, among other things, the Company’s financial results, future operations, business plans and investment strategies, as well as industry and market conditions, all of which are subject to change.  Words like “believe,” “expect,” “anticipate,” “promise,” “plan,” and other expressions or words of similar meanings, as well as future or conditional verbs such as “will,” “would,” “should,” “could,” or “may” are generally intended to identify forward-looking statements.  Actual results and operations for any future period may vary materially from those projected herein and from past results discussed herein.  Factors which could cause actual results to differ materially from historical results or those anticipated include, but are not limited to: the continually changing federal, state and local laws and regulations applicable to the highly regulated industry in which we operate; lawsuits or governmental actions that may result from any noncompliance with the laws and regulations applicable to our businesses; the mortgage lending and servicing-related regulations promulgated by the Consumer Financial Protection Bureau and its enforcement of these regulations; our dependence on U.S. government‑sponsored entities and changes in their current roles or their guarantees or guidelines; changes to government mortgage modification programs; the licensing and operational requirements of states and other jurisdictions applicable to the Company’s businesses, to which our bank competitors are not subject; foreclosure delays and changes in foreclosure practices; certain banking regulations that may limit our business activities; our dependence on the multifamily and commercial real estate sectors for future originations of commercial mortgage loans and other commercial real estate related loans; changes in macroeconomic and U.S. real estate market conditions; difficulties inherent in growing loan production volume; difficulties inherent in adjusting the size of our operations to reflect changes in business levels; purchase opportunities for mortgage servicing rights and our success in winning bids; changes in prevailing interest rates; increases in loan delinquencies and defaults; our reliance on PennyMac Mortgage Investment Trust (NYSE: PMT) as a significant source of financing for, and revenue related to, our mortgage banking business; any required additional capital and liquidity to support business growth that may not be available on acceptable terms, if at all; our obligation to indemnify third‑party purchasers or repurchase loans if loans that we originate, acquire, service or assist in the fulfillment of, fail to meet certain criteria or characteristics or under other circumstances; our obligation to indemnify PMT and the Investment Funds if its services fail to meet certain criteria or characteristics or under other circumstances; decreases in the returns on the assets that we select and manage for our clients, and our resulting management and incentive fees; the extensive amount of regulation applicable to our investment management segment; conflicts of interest in allocating our services and investment opportunities among us and our advised entities; the effect of public opinion on our reputation; our recent growth; our ability to effectively identify, manage, monitor and mitigate financial risks; our initiation of new business activities or expansion of existing business activities; our ability to detect misconduct and fraud; and our ability to mitigate cybersecurity risks and cyber incidents.  You should not place undue reliance on any forward-looking statement and should consider all of the uncertainties and risks described above, as well as those more fully discussed in reports and other documents filed by the Company with the Securities and Exchange Commission from time to time.  The Company undertakes no obligation to publicly update or revise any forward-looking statements or any other information contained herein, and the statements made in this press release are current as of the date of this release only.

PENNYMAC FINANCIAL SERVICES, INC.

CONSOLIDATED BALANCE SHEETS (UNAUDITED)

	December 31,	September 30,	December 31,
	2016	2016	2015
	(in thousands, except share amounts)
ASSETS
Cash	$99,367	$94,727	$105,472
Short-term investments at fair value	85,964	58,749	46,319
Mortgage loans held for sale at fair value	2,172,815	3,127,377	1,101,204
Derivative assets	82,905	135,777	50,280
Servicing advances, net	348,306	306,150	299,354
Carried Interest due from Investment Funds	70,906	70,870	69,926
Investment in PennyMac Mortgage Investment Trust at fair value	1,228	1,169	1,145
Mortgage servicing rights	1,627,672	1,337,674	1,411,935
Real estate acquired in settlement of loans	1,418	1,996	–
Furniture, fixtures, equipment and building improvements, net	31,321	29,121	16,311
Capitalized software, net	11,205	8,361	3,025
Note receivable from PennyMac Mortgage Investment Trust	150,000	150,000	150,000
Receivable from Investment Funds	1,219	1,596	1,316
Receivable from PennyMac Mortgage Investment Trust	16,416	14,747	18,965
Deferred tax asset	–	–	18,378
Loans eligible for repurchase	382,268	197,819	166,070
Other	50,892	60,061	45,594
Total assets	$5,133,902	$5,596,194	$3,505,294

LIABILITIES
Assets sold under agreements to repurchase	$1,735,114	$2,491,366	$1,166,731
Mortgage loan participation and sale agreements	671,426	782,913	234,872
Notes payable	150,942	110,619	61,136
Obligations under capital lease	23,424	20,700	13,579
Excess servicing spread financing payableto PennyMac Mortgage Investment Trust at fair value	288,669	280,367	412,425
Derivative liabilities	22,362	4,426	9,083
Mortgage servicing liabilities at fair value	15,192	13,045	1,399
Accounts payable and accrued expenses	134,611	106,684	89,915
Payable to Investment Funds	20,393	27,265	30,429
Payable to PennyMac Mortgage Investment Trust	170,036	165,264	162,379
Payable to exchanged Private National Mortgage Acceptance Company, LLC unitholders under tax receivable agreement	75,954	75,434	74,315
Income taxes payable	25,088	11,415	–
Liability for loans eligible for repurchase	382,268	197,819	166,070
Liability for losses under representations and warranties	19,067	18,473	20,611
Total liabilities	3,734,546	4,305,790	2,442,944

STOCKHOLDERS' EQUITY
Class A common stock—authorized 200,000,000 shares of $0.0001 par value; issued and outstanding, 22,426,779, 22,274,145 and 21,990,831 shares, respectively	2	2	2
Class B common stock—authorized 1,000 shares of $0.0001 par value; issued and outstanding, 49, 49 and 51 shares, respectively	–	–	–
Additional paid-in capital	182,772	179,134	172,354
Retained earnings	164,549	141,805	98,470
Total stockholders' equity attributable to PennyMac Financial Services, Inc. common stockholders	347,323	320,941	270,826
Noncontrolling interests in Private National Mortgage Acceptance Company, LLC	1,052,033	969,463	791,524
Total stockholders' equity	1,399,356	1,290,404	1,062,350
Total liabilities and stockholders’ equity	$5,133,902	$5,596,194	$3,505,294

PENNYMAC FINANCIAL SERVICES, INC.

CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)

	Quarter ended
	December 31,	September 30,	December 31,
	2016	2016	2015
	(in thousands, except earnings per share)
Revenue
Net gains on mortgage loans held for sale at fair value	$127,932	$182,121	$78,736
Mortgage loan origination fees	39,572	34,621	20,969
Fulfillment fees from PennyMac Mortgage Investment Trust	27,164	27,255	12,855
Net mortgage loan servicing fees:
Mortgage loan servicing fees
From non-affiliates	102,671	98,865	90,081
From PennyMac Mortgage Investment Trust	11,696	11,039	11,880
From Investment Funds	389	770	720
Ancillary and other fees	12,727	11,913	10,008
	127,483	122,587	112,689
Amortization, impairment and change in estimated fair value of mortgage servicing rights and excess servicing spread	(31,955)	(76,723)	(35,730)
Net mortgage loan servicing fees	95,528	45,864	76,959
Management fees:
From PennyMac Mortgage Investment Trust	5,081	5,025	5,670
From Investment Funds	502	496	659
	5,583	5,521	6,329
Carried Interest from Investment Funds	36	107	(270)
Net interest expense:
Interest income	24,335	22,709	11,985
Interest expense	32,237	27,516	19,415
	(7,902)	(4,807)	(7,430)
Change in fair value of investment in and dividends received from PennyMac Mortgage Investment Trust	94	(13)	65
Results of real estate acquired in settlement of loans	(82)	42	–
Other	1,360	684	(973)
Total net revenue	289,285	291,395	187,240
Expenses
Compensation	94,576	96,132	71,566
Servicing	29,363	22,177	12,979
Technology	11,009	9,733	7,059
Loan origination	6,961	6,471	4,763
Professional services	5,155	4,631	4,583
Other	12,813	12,973	9,057
Total expenses	159,877	152,117	110,007
Income before provision for income taxes	129,408	139,278	77,233
Provision for income taxes	15,568	16,976	8,327
Net income	113,840	122,302	68,906
Less: Net income attributable to noncontrolling interest	91,096	98,617	56,135
Net income attributable to PennyMac Financial Services, Inc. common stockholders	$22,744	$23,685	$12,771

Earnings per share
Basic	$1.02	$1.07	$0.58
Diluted	$1.00	$1.06	$0.58
Weighted-average common shares outstanding
Basic	22,339	22,217	21,912
Diluted	76,970	76,355	76,132

PENNYMAC FINANCIAL SERVICES, INC.

CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)

	Year ended December 31,
	2016	2015	2014
	(in thousands, except earnings per share)

Revenue
Net gains on mortgage loans held for sale at fair value:
From non-affiliates	$539,872	$328,551	$174,861
Recapture payable to PennyMac Mortgage Investment Trust	(8,092)	(7,836)	(7,837)
	531,780	320,715	167,024
Mortgage loan origination fees	125,534	91,520	41,576
Fulfillment fees from PennyMac Mortgage Investment Trust	86,465	58,607	48,719
Net mortgage loan servicing fees:
Mortgage loan servicing fees:
From non-affiliates	385,633	290,474	173,005
From PennyMac Mortgage Investment Trust	50,615	46,423	52,522
From Investment Funds	2,583	2,636	6,425
Ancillary and other fees	46,910	43,139	26,469
	485,741	382,672	258,421
Amortization, impairment and change in fair value of mortgage servicing rights	(324,198)	(156,939)	(70,165)
Change in fair value of excess servicing spread payable to PennyMac Mortgage Investment Trust	23,923	3,810	28,663
	(300,275)	(153,129)	(41,502)
Net mortgage loan servicing fees	185,466	229,543	216,919
Management fees:
From PennyMac Mortgage Investment Trust	20,657	24,194	35,035
From Investment Funds	2,089	4,043	7,473
	22,746	28,237	42,508
Carried Interest from Investment Funds	980	2,628	6,156
Net interest expense:
Interest income:
From non-affiliates	73,297	45,812	27,771
From PennyMac Mortgage Investment Trust	7,830	3,343	—
	81,127	49,155	27,771
Interest expense:
To non-affiliates	83,605	43,172	23,965
To PennyMac Mortgage Investment Trust	22,601	25,365	13,292
	106,206	68,537	37,257
Net interest expense	(25,079)	(19,382)	(9,486)
Change in fair value of investment in and dividends received from PennyMac Mortgage Investment Trust	224	(230)	(6)
Result of real estate acquired in settlement of loans	(82)	—	—
Other	3,853	1,472	4,867
Total net revenue	931,887	713,110	518,277
Expenses
Compensation	342,153	274,262	190,707
Servicing	85,857	68,085	48,430
Technology	35,322	25,164	15,439
Loan origination	22,528	17,396	9,554
Professional services	18,078	15,473	11,108
Other	44,866	33,537	20,006
Total expenses	548,804	433,917	295,244
Income before provision for income taxes	383,083	279,193	223,033
Provision for income taxes	46,103	31,635	26,722
Net income	336,980	247,558	196,311
Less: Net income attributable to noncontrolling interest	270,901	200,330	159,469
Net income attributable to PennyMac Financial Services, Inc. common stockholders	$66,079	$47,228	$36,842

Earnings per share
Basic	$2.98	$2.17	$1.73
Diluted	$2.94	$2.17	$1.73
Weighted average common shares outstanding
Basic	22,161	21,755	21,250
Diluted	76,629	76,104	75,955

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